Exhibit 4.23

Amendment 1.3 to Agreement dated 26th Dec ’08 signed by and between

Dr. Reddy’s Laboratories Limited

Bollaram Road, Miyapur,

Hyderabad 500 049

India

(Hereinafter referred to as “Dr. Reddy’s”)

And

Prana Biotechnology Ltd

Level 2, 369 Royal Parade, Parkville Victoria, 3052

Australia

(Hereinafter referred to as “Prana”)

Dr. Reddy’s and Prana are collectively referred to as the “PARTIES”

This amendment will include the following additional and amended clauses in the above mentioned Agreement (plus amendments) and will be in effect from 14 February 2012 onwards.

1.	Terms to be included
i.	The following new clause-12 in Appendix A of the Agreement:

“12. Sub-Project 4A: Qualification of Dr Reddy’s Reference Standard in comparison with IDT Reference Standard

a)	Dr. Reddy’s will analyse the Dr Reddy’s Reference Standard (CDDQ5RS1101) and the IDT Reference Standard (DA102301.1) side-by-side using Dr Reddy’s methods.
b)	This will include:
	i.	Description, per Method of Analysis AR&D-GTP-001.
	ii.	Identification by FT-IR, Mass, NMR(13C and [1] H NMR), Elemental composition by HR-MS, per Method of Analysis AR&D-GTP-003
	iii.	Chloride content, per Method of Analysis MF/CDDQ5-002/02
	iv.	Identification, Assay and Related substances by HPLC, per Method of Analysis MF/CDDQ5-001/05
	v.	Related substances by LC-MS, per Methods of Analysis MF/CDDQ5-004/0/3 and MF/CDDQ5-003/02
	vi.	Residue on ignition, per Method of Analysis AR&D-GTP-0010
	vii.	Water content by KF, per Method of Analysis AR&D-GTP-005
	viii.	Heavy metals, per Method of Analysis AR&D-GTP-0011
	ix.	Residual solvents by GC, per Method of Analysis MF/CDDQ5-007/02 (excluding Methanol)
c)	Related Substances analysis to be performed in one sequence. Same tests to be performed on same day or in same sequence for reference standards of Dr. Reddy’s and IDT.

d)	Report containing all raw data and comments on comparability of the two Reference Standards to be provided. This should be an addendum to the existing Reference Standard report titled “Report on PBT2 reference standard preparation (I-CDDQ-10-0318)”.

ii.	The following description of new Sub-Project 4A under Sub-Project Pricing in clause 3 of the Agreement

“Sub-Project 4A: Qualification of Dr Reddy’s Reference Standard in comparison with IDT Reference Standard – USD 4,000/-”

iii.	The following description of new Sub-Project payment terms in clause 3 of the Agreement

“Sub-Project 4A:

● 100% upon sharing the final report to Prana (USD 4,000/-)”

2.	Terms to be varied
i.	The current numbering of the following clause heading in Appendix A of the Agreement, as amended in Amendment 10:

“12. Sub-Project 6: Stability Study (48 months)”

is amended as follows

“13. Sub-Project 6: Stability Study (48 months)”

All other terms and conditions of the original Agreement dated 26th Dec’08 and those included in Amendments 1 to 12 remain unchanged.

In witness whereof, the parties hereto have signed this Agreement

Signed for and on behalf of	Signed for and on behalf of
Dr. Reddy’s Laboratories Limited	Prana Biotechnology Ltd.

Signature	Signature
Name: Manoj Mehrotra	Name: Dianne Angus

Witness Signature	Witness Signature
Witness Name: Vikas Tripathi	Witness Name: Elisabeth Gautier